UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2005

-----------------------

GIBRALTAR INDUSTRIES, INC.
------------------------------------------------------
(Exact name of registrant as specified in its chapter)

Delaware                        0-22462                16-1445150
----------------------------      ---------------------   ----------------------
(State or other jurisdiction           (Commission             (IRS Employer
            of incorporation)                     File Number)          Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                         14219-0228
---------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (716) 826-6500
----------------------

------------------------------------------------------------------

(Formerly Gibraltar Steel Corporation)

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 1, 2005 Gibraltar Industries, Inc. and its wholly owned subsidiary, Gibraltar Steel Corporation of New York, as co-borrowers, entered into a Credit Agreement with KeyBank National Association; Manufacturers and Traders Trust Company; Harris Trust & Savings Bank; HSBC Bank USA, National Association; JPMorgan Chase Bank, N.A.; US Bank, National Association; Bank Of America; National City Bank of Pennsylvania; and Comerica Bank.

The Credit Agreement establishes a revolving line of credit, and provides for the issuance of letters of credit and swingline loans.  The total borrowing availability under the Credit Agreement shall not exceed $250,000,000 in the aggregate, provided, however, the borrowing capacity under the Credit Agreement  may be increased by up to $50,000,000 to $300,000,000 at the borrowers' option, provided no event of default is in existence.  Loans under the Credit Agreement bear interest, at the borrowers' option, at (i) various rates above the London InterBank Offered Rate (LIBOR) or (ii) at the higher of KeyBank's prime rate or the Federal funds effective rate.

The credit facility is secured by substantially all of the Registrant's accounts receivable, inventory, equipment and fixtures and other personal property, now owned or hereafter acquired. The credit facility contains covenants restricting the Registrant's ability to incur additional secured indebtedness; sell a substantial portion of its assets; merge or make acquisitions if it would result in post-closing liquidity being less that $25,000,000  or cause an event of default; or to make investments in any joint ventures in excess of $15,000,000 in the aggregate in any  fiscal year.  The Credit Agreement also obligates the Registrant to meet certain financial requirements and  contains certain restrictions on the Registrant's ability to pay dividends.

Robert E. Sadler, Jr., a director of the Registrant, is the Chairman of the Board of Manufacturers and Traders Trust Company, one of the lenders under the Credit Agreement.

On April 1, 2005 the Registrant also amended and restated (i) the Senior Secured Note Purchase Agreement among the Registrant, Gibraltar Steel Corporation of New York and The Prudential Insurance Company of America dated as of as July 3, 2002 (ii) the Subordinated Note Purchase Agreement among the Registrant, Gibraltar Steel Corporation of New York and The Prudential Insurance Company of America, dated as of July 3, 2002; and (iii) the Senior Secured Note Purchase Agreement among the Registrant, Gibraltar Steel Corporation of New York,  and Prudential Life Insurance Company of America and Pruco Life Insurance Company dated June 18, 2004.

The Amendments and Restatements amended the covenants in the various note purchase agreements to make them consistent with the covenants in the Credit Agreement entered into with KeyBank and the other lenders described above.

 Item 1.02 Termination of a Material Definitive Agreement

The Registrant terminated its existing credit facility with JPMorgan Chase Bank, as Administrative Agent, and various financial institutions set forth in the Fourth Amended and Restated Credit Agreement dated as of June 28, 2004 among the Registrant, Gibraltar Steel Corporation of New York and JPMorgan Chase Bank and the lenders listed therein. The agreement was terminated because of the Registrant's entry into the Credit Agreement with KeyBank and the other lenders, as described above in Item 1.01.

Item 9.01 Financial Statements and Exhibits

            (c) Exhibits.

            10.1 Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of April 1, 2005

            10.2 Amended and Restated Note Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America dated as of April 1, 2005

            10.3  Amended and Restated Subordinated Note Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America dated as of April 1, 2005

            10.4 Amended and Restated Note Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America and Pruco Life Insurance Company dated as of April 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April , 2005        GIBRALTAR INDUSTRIES, INC.

                                                 /S/  David W. Kay
                                             Name: David W. Kay
                                            Title:   Chief Financial Officer

EXHIBIT INDEX

            10.1 Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of April 1, 2005

            10.2 Amended and Restated Note Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America dated as of April 1, 2005

            10.3  Amended and Restated Subordinated Note Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America dated as of April 1, 2005

            10.4 Amended and Restated Note Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America and Pruco Life Insurance Company